UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: August 10, 2015

(Date of earliest event reported)

BIOPHARMX CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-37411	59-3843182
(Commission File Number)	(IRS Employer Identification No.)

1098 Hamilton Court Menlo Park, California	94025
(Address of Principal Executive Offices)	(Zip Code)

(650) 889-5020

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 12, 2015, BioPharmX Corporation (“Company”) announced the appointment of Greg Kitchener as its executive vice president of finance and chief financial officer.  A copy of the related press release is attached to this Current Report on Form 8-K as Exhibit 99.1.

Prior to joining the Company, Mr. Kitchener, 44, served as vice president of finance at Cepheid from July 2008 to July 2015.  Prior to joining Cepheid, Mr. Kitchener held financial leadership positions at Synopsys and Cisco Systems from July 2000 to July 2008.  Mr. Kitchener holds a bachelor of science degree in mathematics from the University of California, Santa Cruz, and a masters degree in business administration from Cornell University.

In connection with his appointment, on August 10, 2015, the Company and Mr. Kitchener executed an employment offer letter (the “Offer Letter”) and employment agreement (the “Employment Agreement”), which provide the following:

•                  A base salary of $225,000 per year.

•                  One-time bonus payments based on the company’s achievements of certain financial milestones.

•                  Eligibility to participate in the Company’s employee benefit plans and entitled to paid vacation in accordance with the Company’s vacation policy on the same basis as other executive employees.

•                  In accordance with the terms of the Notice of Inducement Option Grant and Inducement Stock Option Plan and Agreement dated August 10, 2015 (the “Inducement Option Agreement”), Mr. Kitchener was granted a non-qualified stock option to purchase 235,000 shares of the Company’s common stock.   The stock option was granted to Mr. Kitchener on August 10, 2015 with an exercise price equal to $1.67, which was equal to the closing price of the Company’s common stock on the NYSE MKT on such date.  The option will vest with respect to 25% of the total number of shares subject to the option on the first anniversary of his employment with the Company and respect to 1/36th of the remaining shares subject to the option on the last day of each full calendar month thereafter, subject to Mr. Kitchener’s continued service with the Company.

•                  Under the terms of the Employment Agreement and the Inducement Option Agreement, in the event of Mr. Kitchener’s termination without Cause (as defined in the Employment Agreement) or by Mr. Kitchener for Good Reason (as defined in the Employment Agreement), in each case within twelve (12) months following the consummation of a Change in Control (as defined in the Employment Agreement),  and provided that Mr. Kitchener delivers a signed Release (as defined in the Employment Agreement), and satisfies all conditions to make the Release effective, Mr. Kitchener will be entitled to receive (1) a lump sum cash payment in an amount equal to Mr. Kitchener’s then current annual base salary, (2) reimbursement of premiums paid for continuation coverage for eighteen months pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, and (3) full acceleration of all outstanding equity awards.

It is expected that Mr. Kitchener will execute the Company’s standard form of indemnification agreement, which was filed as Exhibit 10.16 to Amendment No. 1 to the Company’s Registration Statement on Form S-1 filed on May 14, 2015 and incorporated by reference herein. This agreement provides for indemnification for related expenses including, among other things, attorneys’ fees, judgments, fines and settlement amounts incurred by Mr. Kitchener in any action or proceeding to the fullest extent permitted by applicable law.

There is no arrangement or understanding with any person pursuant to which Mr. Kitchener was appointed as executive vice president of finance and chief financial officer, and there are no family relationships between Mr. Kitchener and any director or executive officer of the Company.  Additionally, there are no transactions between Mr. Kitchener and the Company that would be required to be reported under Item 404(a) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits

(d)

Exhibit No.	Description

99.1	Press release by BioPharmX Corporation dated August 12, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOPHARMX CORPORATION

Date: August 12, 2015	By:	/s/ JAMES R. PEKARSKY
	Name:	James R. Pekarsky
	Title:	Chief Executive Officer and Chairman of the Board of Directors

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release by BioPharmX Corporation dated August 12, 2015.